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Exhibit 10.41

SECOND AMENDMENT AGREEMENT

This employment agreement amendment ("Second Amendment"), dated as of December 16, 2009 ("Effective Date"), is entered into by and between Lainie Goldstein ("Employee") and Take-Two Interactive Software, Inc. (the "Company").

WHEREAS Employee and the Company entered into an Employment Agreement dated July 16, 2007 (the "Agreement") and an amendment to the Agreement dated March 25, 2008 ("First Amendment");

WHEREAS Employee and the Company desire to further amend the Agreement as set forth below;

WHEREAS Employee and the Company agree that all terms of the Agreement and the First Amendment which are not expressly amended in this Second Amendment remain in full force and effect for the duration of the Term and any Renewal Term; and

WHEREAS all capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement and First Amendment.

NOW, THEREFORE, in consideration of their mutual promises, Employee and the Company hereby agree to amend the Agreement as follows:

1.    Severance Payment Due Upon Expiration of Term or Renewal Term.    Section 6(d) of the Agreement is hereby amended to provide that Employee also shall be deemed to have been terminated without Cause if the Company provides Employee with written Notice of Non-Renewal as set forth in Section 1 of the Agreement. Thus, if Employee's employment is terminated by a Notice of Non-Renewal from the Company, Employee shall be entitled to the severance benefits set out in Section 6(c) of the Agreement.

2.    Entire Agreement.    The Agreement, the First Amendment and this Second Amendment constitute the parties' entire agreement and supersede any and all other agreements, either oral or in writing, between Employee and the Company with respect to Employee's employment by the Company, and contain all of the covenants and agreements between Employee and the Company with respect to such employment in any manner whatsoever. Any modification or termination of the Agreement, First Amendment or this Second Amendment will be effective only if in writing and signed by the party to be charged. Except as expressly set forth in this Second Amendment, the Agreement and First Amendment and all of their provisions shall continue unchanged, in full force and effect, for the duration of the Term and any Renewal Term.

3.    Execution In Counterparts.    This Second Amendment may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
By:	/s/ BEN FEDER Ben Feder Chief Executive Officer	/s/ LAINIE GOLDSTEIN Lainie Goldstein

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  Exhibit 10.41